Exhibit 8.2
March 9, 2010

Redgate Media Group	DIRECT LINE:	2842 9531
8th Floor, CITIC Building, Tower B	E-MAIL:	Anna.Chong@conyersdillandpearman.com
19 Jianguomenwai Street, Chaoyang District	OUR REF:	AC/al/M872728#320785
Beijing 100004	YOUR REF:
People’s Republic of China
Dear Sirs,
Redgate Media Group (the “Company”)
We have acted as special Cayman legal counsel to the Company in connection with a registration statement on Form F-1 (Registration No.333-164983) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on February 19, 2010, as subsequently amended, (the “Registration Statement”, which term does not include any exhibits thereto), relating to the registration of an aggregate of 3,750,000 American Depositary Shares (“ADSs”), each representing two common shares, par value US$0.0025 per share, of the Company under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:
(i)	the Registration Statement filed by the Company under the Securities Act with the Commission on February 19, 2010; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.
We have also reviewed and relied upon (1) the Memorandum of Association and the Articles of Association of the Company, (2) the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association which is to become effective upon the consummation of the initial public offering of ADSs, (3) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 22 September 2009 and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (iv) the validity and binding effect under the

Redgate Media Group
March 9, 2010

laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.
On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation — Cayman Islands Taxation” in the Prospectus are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.
We hereby consent to the filing with the Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the captions “Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus. In giving the foregoing consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under section 7 of the Securities Act.
Yours faithfully,
/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN